Houlihan Lokey Reports First Quarter Fiscal 2026 Financial Results

– First Quarter Fiscal 2026 Revenues of $605 million –
– First Quarter Fiscal 2026 Diluted EPS of $1.42 –
– Adjusted First Quarter Fiscal 2026 Diluted EPS of $2.14 –
– Announces Dividend of $0.60 per Share for Second Quarter Fiscal 2026 –

LOS ANGELES and NEW YORK - July 29, 2025 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2025.
For the first quarter ended June 30, 2025, revenues were $605 million, compared with $514 million for the first quarter ended June 30, 2024. Net income was $98 million, or $1.42 per diluted share, for the first quarter ended June 30, 2025, compared with $89 million, or $1.30 per diluted share, for the first quarter ended June 30, 2024. Adjusted net income for the first quarter ended June 30, 2025 was $148 million, or $2.14 per diluted share, compared with $84 million, or $1.22 per diluted share, for the first quarter ended June 30, 2024.
“We began fiscal 2026 with momentum across our business, despite an uncertain environment, and concluded the first quarter with solid performance by all three of our business lines. We continue to see the benefits of our diversified business model, particularly across industry and geography. While forecasts remain difficult in the current environment, we are cautiously optimistic that we can continue to build on this momentum in fiscal 2026,” stated Scott Adelson, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2025	2024
Revenues by segment
Corporate Finance	$398,519	$328,417
Financial Restructuring	128,216	117,422
Financial and Valuation Advisory	78,614	67,770
Revenues	$605,349	$513,609
Operating expenses:
Employee compensation and benefits	$392,837	$330,116
Non-compensation expenses	122,712	88,753
Operating income	89,800	94,740
Other income, net	(8,250)	(5,134)
Income before provision for income taxes	98,050	99,874
Provision for income taxes	517	10,934
Net income	$97,533	$88,940

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.42	$1.30

Revenues
For the first quarter ended June 30, 2025, revenues were $605 million, compared with $514 million for the first quarter ended June 30, 2024. For the first quarter ended June 30, 2025, Corporate Finance (“CF”) revenues increased 21%, Financial Restructuring (“FR”) revenues increased 9%, and Financial and Valuation Advisory (“FVA”) revenues increased 16% when compared with the first quarter ended June 30, 2024.

Expenses
The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Expenses:
Employee compensation and benefits	$392,837	$330,116	$372,289	$315,869
% of Revenues	64.9%	64.3%	61.5%	61.5%
Non-compensation	$122,712	$88,753	$94,469	$80,330
% of Revenues	20.3%	17.3%	15.6%	15.6%
Per full-time employee (1)	$46	$34	$35	$31
Provision/(benefit) for income taxes	$517	$10,934	$(1,164)	$38,239
% of Pre-tax income	0.5%	10.9%	(0.8)%	31.2%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full-time employees at the beginning of the reporting period and the end of the reporting period.
Employee compensation and benefits expenses were $393 million for the first quarter ended June 30, 2025, compared with $330 million for the first quarter ended June 30, 2024. Adjusted employee compensation and benefits expenses were $372 million for the first quarter ended June 30, 2025, compared with $316 million for the first quarter ended June 30, 2024. This resulted in an adjusted compensation ratio of 61.5% for both the first quarter ended June 30, 2025 and June 30, 2024. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $123 million for the first quarter ended June 30, 2025, compared with $89 million for the first quarter ended June 30, 2024. The increase in GAAP non-compensation expenses was primarily a result of increases in revaluation of acquisition contingent consideration, depreciation and amortization, and other operating expenses. Adjusted non-compensation expenses were $94 million for the first quarter ended June 30, 2025, compared with $80 million for the first quarter ended June 30, 2024. The increase in adjusted non-compensation expenses was primarily a result of increases in other operating expenses and professional fees for the quarter when compared with the same quarter last year.

The provision for income taxes was $1 million, representing an effective tax rate of 0.5% for the first quarter ended June 30, 2025, compared with $11 million, representing an effective tax rate of 10.9%, for the first quarter ended June 30, 2024. The decrease in the Company’s GAAP effective tax rate was primarily a result of increased stock-based compensation deductions. The adjusted (benefit)/provision for income taxes was ($1) million, representing an adjusted effective tax rate of (0.8)% for the first quarter ended June 30, 2025, compared with $38 million, representing an adjusted effective tax rate of 31.2% for the first quarter ended June 30, 2024. The decrease in the Company’s adjusted effective tax rate was primarily a result of a policy change that we are no longer adjusting out the impact of stock-based compensation deductions. Had we not made the adjustment for stock-based compensation deductions to the first quarter ended June 30, 2024, our adjusted effective tax rate for the quarter would have been 9.3%.

Segment Reporting for the First Quarter
Corporate Finance
CF revenues were $399 million for the first quarter ended June 30, 2025, compared with $328 million for the first quarter ended June 30, 2024, representing an increase of 21%. Revenues increased primarily due to an increase in the average transaction fee on closed transactions. The increase in the average transaction fee on closed transactions was driven by transaction mix, and does not represent a trend in the average transaction fee on closed transactions.

	Three Months Ended June 30,
($ in thousands)	2025	2024
Corporate Finance
Revenues	$398,519	$328,417
# of Managing Directors	244	228
# of Closed transactions (1)	125	116

Financial Restructuring
FR revenues increased 9% to $128 million for the first quarter ended June 30, 2025, compared with $117 million for the first quarter ended June 30, 2024. Revenues increased primarily due to an increase in the number of closed transactions during the quarter, which was driven by favorable market conditions for restructuring transactions.

	Three Months Ended June 30,
($ in thousands)	2025	2024
Financial Restructuring
Revenues	$128,216	$117,422
# of Managing Directors	58	58
# of Closed transactions (1)	35	33

Financial and Valuation Advisory
FVA revenues increased 16% to $79 million for the first quarter ended June 30, 2025, compared with $68 million for the first quarter ended June 30, 2024. Revenues increased primarily due to an increase in the number of Fee Events. The increase in the number of Fee Events was driven by increasing our client base and expanding our scope of work for existing clients in one or more of the service lines within our FVA business.

	Three Months Ended June 30,
($ in thousands)	2025	2024
Financial and Valuation Advisory
Revenues	$78,614	$67,770
# of Managing Directors	45	42
# of Fee Events (1)	957	847
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.60 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2025 to stockholders of record as of the close of business on September 2, 2025.

As of June 30, 2025, the Company had $867 million of cash and cash equivalents and investment securities, and $93 million of other liabilities.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, July 29, 2025, to discuss its first quarter fiscal 2026 results. The number to call is 1-844-825-9789 (domestic) or 1-412-317-5180 (international) and entering the conference ID 10201108. A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 29, 2025 through August 5, 2025, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 10201108. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey, Inc. (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Houlihan Lokey serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. The firm is the No. 1 investment bank for all global M&A transactions for the past two years, the No. 1 M&A advisor for the past 10 years in the U.S., the No. 1 global restructuring advisor for the past 11 years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by LSEG.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Media Relations 212.331.8223 PR@HL.com

Appendix
Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	June 30, 2025	March 31, 2025
Assets
Cash and cash equivalents	$793,823	$971,007
Restricted cash	4,573	4,572
Investment securities	72,878	195,624
Accounts receivable, net of allowance for credit losses	218,177	257,326
Unbilled work in process, net of allowance for credit losses	180,818	157,760
Income taxes receivable	2,458	—
Deferred income taxes	96,289	92,776
Property and equipment, net	150,619	149,350
Operating lease right-of-use assets	364,207	362,669
Goodwill	1,295,128	1,284,589
Other intangible assets, net	203,624	212,670
Other assets	135,209	131,365
Total assets	$3,517,803	$3,819,708

Liabilities and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$640,460	$936,619
Accounts payable and accrued expenses	105,597	137,228
Deferred income	51,496	48,215
Income taxes payable	—	6,396
Deferred income taxes	8,997	8,784
Operating lease liabilities	440,380	438,185
Other liabilities	93,057	69,404
Total liabilities	1,339,987	1,644,831

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 54,330,177 and 53,822,189 shares, respectively	54	54
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 16,004,974 and 16,021,106 shares, respectively	16	16
Additional paid-in capital	743,715	843,350
Retained earnings	1,448,993	1,394,738
Accumulated other comprehensive loss	(14,962)	(63,281)
Total stockholders’ equity	2,177,816	2,174,877
Total liabilities and stockholders’ equity	$3,517,803	$3,819,708

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2025	2024
Revenues	$605,349	$513,609
Operating expenses:
Employee compensation and benefits	372,289	315,869
Acquisition related compensation and benefits	20,548	14,247
Travel, meals, and entertainment	19,987	18,512
Rent	18,229	19,284
Depreciation and amortization	15,990	8,856
Information technology and communications	17,812	16,189
Professional fees	11,672	8,477
Other operating expenses	21,127	16,607
Revaluation of acquisition contingent consideration	17,895	828
Total operating expenses	515,549	418,869
Operating income	89,800	94,740
Other income, net	(8,250)	(5,134)
Income before provision for income taxes	98,050	99,874
Provision for income taxes	517	10,934
Net income	$97,533	$88,940

Weighted average shares of common stock outstanding:
Basic	66,244,178	65,031,216
Fully diluted	68,887,970	68,501,059
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.47	$1.37
Fully diluted	$1.42	$1.30

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2025	2024
Revenues	$605,349	$513,609

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$392,837	$330,116
Less: Acquisition related compensation and benefits	(20,548)	(14,247)
Employee compensation and benefits expenses (adjusted)	372,289	315,869

Non-compensation expenses
Non-compensation expenses (GAAP)	$122,712	$88,753
Less: Acquisition related legal structure reorganization	(874)	(500)
Less: Integration and acquisition related costs	—	(3,554)
Less: Acquisition amortization	(9,474)	(3,541)
Less: Revaluation of acquisition contingent consideration	(17,895)	(828)
Non-compensation expenses (adjusted)	94,469	80,330

Operating income
Operating income (GAAP)	$89,800	$94,740
Plus: Adjustments (1)	48,791	22,670
Operating income (adjusted)	138,591	117,410

Other income, net
Other income, net (GAAP)	$(8,250)	$(5,134)
Other income, net (adjusted)	(8,250)	(5,134)

Provision for income taxes
Provision for income taxes (GAAP)	$517	$10,934
Plus: Impact of the excess tax benefit for stock vesting	—	21,921
Less: Non-deductible acquisition related costs	(1,294)	—
Less: Reversal of deferred tax asset	—	(1,690)
Adjusted (benefit)/provision for income taxes	(777)	31,165
(Less)/plus: Resulting tax impact (2)	(387)	7,074
(Benefit)/provision for income taxes (adjusted)	(1,164)	38,239

Net income
Net income (GAAP)	$97,533	$88,940
Plus/(less): Adjustments (3)	50,472	(4,635)
Net income (adjusted)	$148,005	$84,305

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,887,970	68,501,059
Plus: Impact of unvested GCA retention and deferred share awards	415,582	622,396
Fully diluted shares outstanding (adjusted)	69,303,552	69,123,455

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$1.42	$1.30
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$2.14	$1.22
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.